UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 31, 2024

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 31, 2024, Quanta Services, Inc. (the “Company” or “Quanta”) entered into the Thirteenth Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”), among the Company and certain of the Company’s subsidiaries, as Borrowers, the Company, as Guarantor, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto. The Amendment amended the Fourth Amended and Restated Credit Agreement, dated as of December 18, 2015 (as amended, including by the Amendment, the “Amended Credit Agreement”).

The Amendment, among other things, increased the aggregate revolving commitments of the lenders from $2.640 billion to $2.800 billion and extended the maturity date for the revolving commitments under the Amended Credit Agreement from October 8, 2026 to July 31, 2029. The Amendment also increased the threshold amount for cross-defaults to certain debt instruments and for certain other purposes from $300.0 million to $400.0 million.

The Amended Credit Agreement provides for customary events of default. If an Event of Default (as defined in the Amended Credit Agreement) occurs and is continuing, on the terms and subject to the conditions set forth in the Amended Credit Agreement, amounts outstanding under the Amended Credit Agreement may be accelerated and may become or be declared immediately due and payable.

Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, National Association, PNC Capital Markets LLC and Truist Securities, Inc., which acted as Arrangers (as defined in the Amended Credit Agreement) for the Amendment, and some of the other lenders under the Amended Credit Agreement and their respective affiliates, have provided financial advisory and investment banking services to the Company and its subsidiaries for which they have received customary fees.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment and the Amended Credit Agreement (included as Annex A to the Amendment), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 1, 2024, Quanta issued a press release announcing its results for the fiscal quarter ended June 30, 2024. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated herein by reference in its entirety.

Item 7.01	Regulation FD Disclosure.

Quanta’s Second Quarter 2024 Operational and Financial Commentary, dated August 1, 2024, prepared by the Company and relating to its results for the fiscal quarter ended June 30, 2024, as noted in the press release described in Item 2.02 above, will be posted to the Company’s website at www.quantaservices.com under the “Financial Info” area of the Investor Relations section. Investors should note that Quanta announces financial information in its documents filed with the Securities and Exchange Commission, its press releases, its public conference calls, as well as on its website. Quanta may use the Investor Relations and other sections of its website to communicate with investors and it is possible that the financial and other information posted there could be deemed to be material information.

The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Thirteenth Amendment to Fourth Amended and Restated Credit Agreement, dated as of July 31, 2024, among Quanta Services, Inc., as a borrower and the guarantor, certain subsidiaries of Quanta Services, Inc., as borrowers, the lenders party thereto and Bank of America, N.A., as Administrative Agent

99.1	Press Release of Quanta Services, Inc. dated August 1, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2024	Quanta Services, Inc.

	By:	/s/ Paul M. Nobel
Name: Paul M. Nobel
Title: Senior Vice President and Chief Accounting Officer